UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 30, 2008

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
or organization)

9 North West Fourth Ring Road,
Yingu Mansion, Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
_______________________________________
(Address of principal executive offices)

+86 10 82525361
(Registrant's telephone number, including area code)

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement with President and CFO

As disclosed in the Current Report on Form 8-K filed on January 29, 2010 by China Advanced Construction Materials Group, Inc. (the “Company”), on January 25, 2010 (the “Effective Date”), the Board of Directors of the Company appointed Jeremy Goodwin as the Company’s President, effective immediately, and as the Company’s Chief Financial Officer, effective upon the departure of the Company’s then-current Chief Financial Officer. As of January 25, 2010, the Company had not yet entered into an employment agreement with Mr. Goodwin in connection with his appointments. Subsequently, Mr. Goodwin and the Company entered into an Employment Agreement, dated as of February 23, 2010 (the “Employment Agreement”).

The initial term of the Employment Agreement was to end on January 4, 2011, and provided that the term of both of Mr. Goodwin’s positions would automatically be renewed for additional one-year terms, unless either Mr. Goodwin or the Company gives notice of non-renewal at least 30 days prior to the end of the initial or additional term as applicable. The Company may terminate Mr. Goodwin’s position as Chief Financial Officer but retain him as President, whereas Mr. Goodwin must give notice of non-renewal as to both positions. The Employment Agreement sets forth Mr. Goodwin’s separate duties with respect to the positions of President and Chief Financial officer.

Under the Employment Agreement, Mr. Goodwin’s compensation during the initial term ending January 4, 2011 included a base annual salary of $180,000 to be increased by 10% for each additional term following each anniversary of the Effective Date. The Company agreed to grant Mr. Goodwin 50,000 restricted shares of the Company’s common stock pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”), to vest in four equal installments on April 4, 2010, July 4, 2010, October 4, 2010, and January 4, 2011. The Company also agreed to grant Mr. Goodwin stock options pursuant to the Plan to purchase 100,000 shares of the common stock, at $5.38 per share on the following schedule: (i) 35,000 shares were to vest on March 5, 2010 and 15,000 shares were to vest on March 31, 2010, provided, that the Board of Directors, or its Compensation Committee, could terminate or postpone the vesting with respect to such option shares if the Company failed to achieve certain milestones set forth in the Employment Agreement; and (ii) up to 50,000 shares were to vest on July 15, 2010 based on the achievement by the Company of additional milestones set forth in the Employment Agreement. Compensation terms under any additional term was to be discussed and agreed in writing between the Company and Mr. Goodwin 30 days before the expiration of the initial term.

In addition, Mr. Goodwin agreed to resign from the Board of Directors within 15 calendar days of the Effective Date unless the Company appointed an independent director within the meaning of the applicable NASDAQ listing standards. Subject to his resignation or removal, Mr. Goodwin also agreed to amend his Director Agreement with the Company, dated October 3, 2008 (the “Director Agreement”), requiring that the Director Agreement’s term be extended through the end of the initial term of the Employment Agreement, that his monthly payment under the Director Agreement would cease as of the Effective Date, that he would receive a cash bonus of $21,750 promptly, and that he would receive an additional fully vested option to purchase 12,500 shares of common stock at an exercise price of $4.64, the closing price on the date of the Employment Agreement. Mr. Goodwin agreed not to receive any additional stock options under Section 4(b) of the Director Agreement through the term under the Director Agreement as deemed extended through January 4, 2010.

The Employment Agreement also contained customary confidentiality and non-disparagement terms, as well as customary non-competition and non-solicitation terms applicable during his employment term and 6 months after his termination. The Company also agreed to indemnify Mr. Goodwin to the extent permitted by the Company's organizational documents and to the extent required by law.

This brief description of the terms of the Employment Agreement is qualified by reference to the provisions of the Employment Agreement. The Employment Agreement is included as Exhibit 10.1 to this Report, and is hereby incorporated by reference herein.

Amendment to Employment Agreement with President and CFO

The Company and Mr. Goodwin entered into an Amendment No. 1 to Employment Agreement, dated as of February 23, 2010, entered into as of March 30, 2011, to govern the terms of the additional term of Mr. Goodwin from January 4, 2011 to January 4, 2012 (the “Amendment”). The Amendment (i) modified the duties of Mr. Goodwin set forth in the Employment Agreement, (ii) restated the business and entertainment reimbursement provision of the Employment Agreement to provide for certain additional customary related terms, and (iii) amended the terms of the Employment Agreement pertaining to Mr. Goodwin’s compensation as set forth below.

Under the Amendment, Mr. Goodwin’s compensation during the additional term includes a $180,000 annual base salary, plus a $18,000 bonus payment upon the achievement of certain performance milestones set forth in the Amendment. Under the Amendment, the Company agreed to grant Mr. Goodwin 25,000 restricted shares of common stock pursuant to the Plan, 12,500 of which vested on April 4, 2011 and 12,500 of which vested on July 4, 2011. Mr. Goodwin was also eligible for an additional award of 25,000 restricted shares of common stock at the discretion of the Board of Directors. Additionally, the Company agreed to grant Mr. Goodwin a stock option to purchase up to 100,000 shares of common stock at $5.38 per share pursuant to the Plan on the following schedule: (i) 50,000 shares were to vest on April 30, 2011, subject to the achievement of certain milestones by the Company set forth in the Amendment; and (ii) and up to 50,000 shares are to vest on November 15, 2011 upon the achievement of certain milestones set forth in the Amendment.

This brief description of the terms of the Amendment is qualified by reference to the provisions of the Amendment. The Amendment is included as Exhibit 10.2 to this Report, and is hereby incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2008, an amendment to the Company’s Certificate of Incorporation to change its name from TJS Wood Flooring, Inc. to its current name, “China Advanced Construction Materials Group, Inc.”, became effective.

A copy of the amendment is attached as Exhibit 3.1 to this Report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated as of February 23, 2010, between the Company and Jeremy Goodwin
10.2	Amendment No. 1 to Employment Agreement, dated as of February 23, 2010, between the Company and Jeremy Goodwin
3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
       Xianfu Han
       Chief Executive Officer

EXHIBITS

Exhibit	Description
10.1	Employment Agreement, dated as of February 23, 2010, between the Company and Jeremy Goodwin
10.2	Amendment No. 1 to Employment Agreement, dated as of February 23, 2010, between the Company and Jeremy Goodwin
3.1	Certificate of Amendment to Certificate of Incorporation